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                                                                    Exhibit 99.1
NEWS RELEASE

             Marvell(R) Technology Group Ltd. Completes Acquisition

                     of RADLAN Computer Communications Ltd.



Sunnyvale, CA. (June 27, 2003) - Marvell(R) (NASDAQ: MRVL), a technology leader in the development of extreme broadband communications and storage solutions, today announced that it has completed the acquisition of Israel-based RADLAN Computer Communications Ltd. (RADLAN).

RADLAN, a leading provider of enterprise networking software, is now a wholly owned subsidiary of Marvell Technology Group Ltd. and will continue operations in Tel Aviv, Israel. Marvell's portfolio of industry-leading, high-performance networking chip sets combined with RADLAN's networking software uniquely positions Marvell to fuel the next wave of growth for its communications systems customers. RADLAN's broad software experience and diversity of their code base provides Marvell customers with industry-leading software across the breadth of their communications system product lines. The combined products provide best-in-class, cost-effective time-to-market solutions, enabling customers to bring highly complex products to market faster, attaining revenue quicker.

"We are excited to have RADLAN join the Marvell family. RADLAN is clearly a company of unique talent and technology, well-established in the communications market space," said Dr. Sehat Sutardja, President and Chief Executive Officer of Marvell. "This acquisition brings together complementary technologies, enabling Marvell to provide total communications solutions to now address the enterprise, access, wireless, and SAN markets. We also believe that our acquisition of RADLAN allows us to better serve our customers, as well as enhance our customers' ability to innovate."

ABOUT MARVELL

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), SysKonnect GmbH, and RADLAN. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT OF MARVELL UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," "continue," and similar expressions identify forward-looking statements. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in these statements. Some risks and uncertainties that may cause the statements in this release to differ materially from actual results include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the year ended February 1, 2003 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell(R) and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.